      As filed with the Securities and Exchange Commission on May 19, 2000
                                                    Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933
                           ________________________

                             PLANAR SYSTEMS, INC.

              (Exact name of registrant as specified in charter)

                      Oregon                       93-0835396
          (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)           Identification Number)

        1400 N.W. Compton Drive, Beaverton, Oregon 97006; (503) 690-1100
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ________________________

           PLANAR SYSTEMS, INC. 1999 NONQUALIFIED STOCK OPTION PLAN
                           ________________________

                             Balaji Krishnamurthy
                     President and Chief Executive Officer
                              Planar Systems, Inc.
                1400 N.W. Compton Drive, Beaverton, Oregon 97006
                                 (503) 690-1100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ________________________
                                with copies to:
                          Gregory E. Struxness, Esq.
                                Ater Wynne LLP
             222 S.W. Columbia, Suite 1800, Portland, Oregon 97201
                                (503) 226-1191

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
Title of Securities to be     Amount to be         Proposed Maximum Offering           Proposed Maximum              Amount of
       Registered              Registered             Price per Share (1)        Aggregate Offering Price (1)    Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par          425,000 shares              $10.63                       $4,517,750                      $1,193
 value per share(2)
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Registrant's common stock as reported on the Nasdaq National Market on May 17, 2000.

(1) Including associated Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced or traded separately from the Common Stock.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents are incorporated by reference into this Registration Statement:

          a. Annual Report on Form 10-K of Planar Systems, Inc. (the "Company") for the fiscal year ended September 24, 1999 (the "Annual Report") filed with the Securities and Exchange Commission (the "SEC") on December 23, 1999 and Amendment No. 1 to the Annual Report filed with the SEC on March 29, 2000.

          b. Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 filed with the SEC on February 14, 2000 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC on May 15, 2000.

          c. Registration Statement on Form 8-A of the Company filed with the SEC on December 6, 1993.

          d. All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and before the date of filing of a post-effective amendment to this Registration Statement stating that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     As an Oregon corporation the Company is subject to the Oregon Business Corporation Act ("OBCA") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the OBCA,
Article IX of the Company's Second Restated Articles of Incorporation (the "Articles") eliminates the personal liability of the Company's directors to the Company or its shareholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities. The Articles require the Company to indemnify its directors and officers to the fullest extent not prohibited by law.

     Section 60.387, et seq., of the OBCA allows corporations to indemnify their
                     -------
directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation in which the director or officer was adjudged liable to the corporation, but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA mandates indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

     The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

     The Company has entered into indemnity agreements with each of its executive officers and members of its Board of Directors. Each agreement provides for indemnification of the indemnitee to the fullest extent allowed by law.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     Number                             Description
     ------                             -----------


     5.1 Opinion of Ater Wynne LLP as to the legality of the securities being registered

    23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.0)

    23.2       Consent of KPMG LLP

    24.1 Powers of Attorney (included in signature page in Part II of the Registration Statement)

     99.1 Planar Systems, Inc. 1999 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-K for the year ended September 24, 1999)

Item 9.   Undertakings

     a. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     b. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     d. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     e. Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 18th day of May, 2000.

                              PLANAR SYSTEMS, INC.



                              By: /s/ Balaji Krishnamurthy
                                  ------------------------
                                      Balaji Krishnamurthy
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Balaji Krishnamurthy and William D. Walker, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Witness our hands on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 18, 2000.



                        [Signatures on following page]

     Signature                                     Title
     ---------                                     -----



/s/ Balaji Krishnamurthy                     Chief Executive Officer,
------------------------------
Balaji Krishnamurthy                         President and Director
                                             (Principal Executive Officer)

/s/ Jack Raiton                              Vice President, Chief Financial
------------------------------
Jack Raiton                                  Officer (Principal Financial and
                                             Accounting Officer)

______________________________               Director
James M. Hurd



______________________________               Director
William D. Walker


/s/ Gregory H. Turnbull                      Director
------------------------------
Gregory H. Turnbull


/s/ Steven E. Wynne                          Director
-----------------------------
Steven E. Wynne


/s/ Heinrich Stenger                         Director
-----------------------------
Heinrich Stenger


/s/ E. Kay Stepp                             Director
-----------------------------
E. Kay Stepp


/s/ J. Kenneth Stringer III                  Director
------------------------------
J. Kenneth Stringer III

                               INDEX TO EXHIBITS


     Exhibit                                                          Page
     Number                    Exhibit                                 No.
     -------                   -------                                ----


     5.1 Opinion of Ater Wynne LLP as to the legality of the securities being registered

     23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.0)

     23.2      Consent of KPMG LLP

     24.1 Powers of Attorney (included in signature page in Part II of the Registration Statement)

     99.1 Planar Systems, Inc. 1999 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.23 to the Company's Annual Report of Form 10-K for the year ended September 24, 1999)